                                                                   EXHIBIT 99.A6


                                 MCN CORPORATION
                       FIRST AMENDMENT TO RIGHTS AGREEMENT



         FIRST AMENDMENT, dated as of September 19, 1994 (the "Amendment"), to the Rights Agreement, dated as of December 20, 1989 (the "Rights Agreement"), between MCN CORPORATION, a Michigan corporation (the "Company"), and NBD BANK, N.A. ("NBD") as successor in interest to NATIONAL BANK OF DETROIT.


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, NBD is currently the Rights Agent under the Rights Agreement; and

         WHEREAS, NBD desires to resign as Rights Agent and the Company desires to appoint First Chicago Trust Company of New York as the successor Rights Agent;

         NOW, THEREFORE, pursuant to Section 27 of the Rights Agreement and in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

     1. Resignation and Succession. NBD hereby resigns as the Rights Agent under the Rights Agreement effective as of the date hereof. The Company hereby appoints First Chicago Trust Company of New York as the successor Rights Agent under the Rights Agreement. First Chicago Trust Company of New York hereby accepts the appointment as the Rights Agent and agrees to the terms of the Rights Agreement.

     2. Change of Rights Agent. The fifth sentence of Section 21 of the Rights Agreement is hereby amended to read as follows:

         "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any State of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which, at the time of its appointment as Rights Agent, (a) has a combined capital and surplus of at least $50 million or (b) is an affiliate of a corporation with a combined capital and surplus of at least $50 million."

     3. Notices. Section 26 of the Rights Agreement relating to notices is hereby amended to delete the address of NBD and to substitute in its place the following address:

First Amendment to Rights Agreement
page 2

                           First Chicago Trust Company of New York
                       Tenders & Exchanges Administration
                                   Suite 4660
                              525 Washington Blvd.
                             Jersey City, N.J. 07310

     4. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

     5. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                 MCN CORPORATION

                                    By: /s/ Daniel L. Schiffer
                                       -----------------------------
                                       Daniel L. Schiffer
                                       Vice President, General Counsel and
                                       Secretary


                                 NBD Bank, N.A.

                                    By: /s/ Ernest J. Beck
                                       -----------------------------
                                       Ernest J. Beck
                                       Second Vice President


                                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                    By: /s/ James Gorostiola
                                       -----------------------------
                                       James Gorostiola
                                       Assistant Vice President

                            MCN ENERGY GROUP INC.
                     SECOND AMENDMENT TO RIGHTS AGREEMENT
                               (July 23, 1997)

            This Amendment (the "Amendment"), dated this 23rd day of July 1997, amends the Rights Agreement (the "Rights Agreement") by and between MCN Energy Group Inc., a Michigan corporation (formerly MCN Corporation) (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent"), as successor to National Bank of Detroit. All terms not otherwise defined herein shall have the meaning given such terms in the Rights Agreement.

            WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to effect certain amendments to the Rights Agreement;

            WHEREAS, pursuant to Section 27 of the Rights Agreement the Company may, subject to certain limitations, amend the Rights Agreement without the approval of any holders of Rights Certificates to make any provisions with respect to the Rights which the Company deems necessary or desirable.

            NOW, THEREFORE, upon all of the terms and conditions set forth hereinafter, the Company and the Rights Agent agree as follows:

            1.   Amendment.

            (a) Subsection (a) of Section 1 of the Rights Agreement is hereby amended to add the following sentence to the end of the definition of "Acquiring Person":

            "Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph
            (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement."

            (b) Subclause (i) of Section 7(a) of the Rights Agreement is hereby amended to change the Final Expiration Date (as defined therein) from January 11, 2000 to July 23, 2007 by deleting the reference to "January 11, 2000" in such subclause (i) and replacing it with "July 23, 2007".

            (c) Section 7(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

"The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $300, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below."

            (d) Subclause (iii) of Section 11(a) is hereby amended to read in its entirety as follows:

            "In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subclause (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof."

            (e) The first sentence of Section 13 of the Rights Agreement is hereby amended by adding the words "at any time after a Person becomes an Acquiring Person," immediately following the words "directly or indirectly," such that Section 13 shall read in its entirety, as follows:

            Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person,
            (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a

            Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

            (f) The Form of Right Certificate, set forth as Exhibit B to the Rights Agreement, shall be amended by deleting from the front side thereof the first sentence of the legend appearing thereon and replacing such first sentence in its entirety with the following:

            NOT EXERCISABLE AFTER JULY 23, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.

            (g) The Form of Right Certificate, set forth as Exhibit B to the Rights Agreement, shall be amended as follows:

                 (i) by deleting from the front side thereof the words "MCN CORPORATION" which follow the words "Right Certificate" and replacing such words with the words "MCN ENERGY GROUP INC."; and

                 (ii) by deleting the first sentence of the first paragraph following the words "MCN ENERGY GROUP INC." and replacing such sentence in its entirety as follows:

                 This certifies that _________, or registered assigns, is
            the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 20, 1989, as amended as of July 23, 1997, between MCN Energy Group Inc., a Michigan corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Detroit time, on July 23, 2007, at the principal office of the Rights Agent or at its office or agency in New York, New York or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Junior Participating Preferred Stock, Series A, without par value (the "Preferred Shares") of the Company, at a purchase price of $300 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

            (h) The Summary of Rights to Purchase Preferred Shares, set forth as Exhibit C to the Rights Agreement, shall be amended by deleting from the second sentence of the first paragraph thereof the word "$70" and replacing it with the word "$300".

            (i) The Summary of Rights to Purchase Preferred Shares, set forth as Exhibit C to the Rights Agreement, shall be amended by deleting from the fourth paragraph thereof the words "January 11, 2000" and replacing them in their entirety with the words "July 23, 2007".

            (j) The Summary of Rights to Purchase Preferred Shares, set forth as Exhibit C to the Rights Agreement, shall be amended by deleting in its entirety the fifteenth paragraph thereof and replacing such paragraph with the following:

            A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated December 28, 1989, and a copy of this Amendment will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A/A dated July 28, 1997. A copy of the Rights Agreement, as amended, is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, which is hereby incorporated herein by reference.

            2.   Miscellaneous.

            (a) Choice of Law. This Amendment shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

            (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            (c) Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment shall in no way be affected, impaired or invalidated.

            (d) Existing Terms. The existing terms and conditions of the Rights Agreement shall remain in full force and effect except as such terms and conditions are specifically amended or conflict with the terms of this Amendment.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer on the day and year first above written.

The Company:                            Rights Agent:

MCN ENERGY GROUP INC.                   FIRST CHICAGO TRUST COMPANY OF NEW YORK


By: /s/ Daniel L. Schiffer             By:  /s/ Craig Broomfield
    -----------------------------           ----------------------------
Its:Senior Vice President,             Its: Assistant Vice President
    -----------------------------           ----------------------------
    General Counsel and Secretary

                              MCN ENERGY GROUP INC.
                                 THIRD AMENDMENT
                                       to
                                RIGHTS AGREEMENT
                                (October 4, 1999)
                        --------------------------------


         THIS THIRD AMENDMENT dated as of October 4, 1999 (the "Amendment") amends the Rights Agreement as amended (the "Rights Agreement") by and between MCN Energy Group Inc., a Michigan corporation (formerly MCN Corporation) (the "Company") and First Chicago Trust Company of New York, a New York corporation, (the "Rights Agent"), as successor to National Bank of Detroit. All terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

         WHEREAS, the above-mentioned parties have previously entered into that certain Rights Agreement dated as of December 20, 1989, as amended by an Amendment dated as of September 19, 1994, and an Amendment dated as of July 23, 1997;

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to effect certain amendments to the Rights Agreement;

         WHEREAS, pursuant to Section 27 of the Rights Agreement the Company may, subject to certain limitations, amend the Rights Agreement without the approval of any holders of Rights Certificates to make any provisions with respect to the Rights which the Company deems necessary or desirable;

         WHEREAS, the Company will be entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 4, 1999, among the Company, DTE Energy Company, a Michigan corporation ("Parent") and DTE Enterprises, Inc., a Michigan corporation and a direct, wholly owned subsidiary of Parent ("Merger Subsidiary"), whereby the Company will merge with and into Merger Subsidiary (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, the Board of Directors deems it desirable and in the best interests of its shareholders that the transactions contemplated by the Merger Agreement be consummated;

         WHEREAS, Section 5.1.(p) of the Merger Agreement provides that, the Company shall amend the Rights Agreement to provide that no "Distribution Date" shall occur, that the Rights will not separate from the shares, that Parent shall not become an "Acquiring Person" by reason or as a result of the consummation of the Merger or any other transactions contemplated by the Merger Agreement and that the Rights Agreement will expire immediately prior to the consummation of the Merger;

         WHEREAS, such parties wish to amend the Rights Agreement in the manner set forth below.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Amendment.

         (a) All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Rights Agreement, and each reference in the Rights Agreement to "this Agreement," "hereof," "herein," "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Rights Agreement as amended hereby. All references to the Rights Agreement in any other agreement between or among any of the parties hereto relating to the transactions contemplated by the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

         (b) The definition of "Acquiring Person" in Section 1(a) is hereby amended by replacing it in its entirety with the following:

         "(a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an Acquiring Person; PROVIDED FURTHER that neither Parent nor Merger Subsidiary nor any of Parent's affiliates shall become an Acquiring Person by reason or as a result of the Merger or any other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Rights Agreement."

         (c) The definition of "Distribution Date" in Section 1(g) is hereby amended by replacing it in its entirety with the following:

         "(g) "Distribution Date" shall have the meaning set forth in Section 3 hereof; PROVIDED HOWEVER that no Distribution Date shall occur by reason or as a result of the Merger or any other transactions contemplated by the Merger Agreement."

         (d) The definition of "Shares Acquisition Date" in Section 1(l) is hereby amended by replacing it in its entirety with the following:

         "(l) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; PROVIDED THAT no Shares Acquisition Date shall occur by reason or as a result of the Merger or any other transactions contemplated by the Merger Agreement."

         (e) The following difinitions are hereby added to Section 1:

         "Merger" means the merger of the Company with and into Merger Subsidiary upon the terms and subject to the conditions set forth in the Merger Agreement."

         "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 4, 1999, among the Company, Merger Subsidiary and Parent as the same may be amended pursuant to its terms."

         "Merger Subsidiary" means DTE Enterprises, Inc., a Michigan corporation and a direct, wholly owned subsidiary of DTE Energy Company, a Michigan corporation."

         "Parent" means DTE Energy Company, a Michigan corporation."

         (f) Section 3(a) is hereby amended by replacing it in its entirety with the following:

         "Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof or by the entries in the Company's registrar for Common Shares which are evidenced by book-entry register only (which certificates or entries shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares; PROVIDED HOWEVER that no Distribution Date shall occur by reason or as a result of the Merger or any other transactions contemplated by the Merger Agreement. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate") evidencing one Right for each Common Share so held. Notwithstanding the foregoing, but subject to Section 14 hereof, Right Certificates will be issued directly to participants in the Company's Dividend Reinvestment Plan and not to the agent of the Company for such plan based on the number of Common Shares beneficially owned by each participant pursuant to such plan. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (g) Section 13 of the Agreement is hereby amended by replacing it in its entirety as follows:

         "Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the

         Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this
         Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers; PROVIDED HOWEVER that the provisions of this Section 13 shall not apply to Parent, Merger Subsidiary, the Merger or the transactions contemplated by the Merger Agreement.

         (h) Section 7(a) of the Agreement is hereby amended by replacing it in its entirety as follows:

         "Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent or the office or agency of the Rights Agent in New York, New York, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on July 23, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which the Rights are exchanged as provided in Section 24 hereof, or (iv) immediately prior to the consummation of the merger of the Company with and into Merger Subsidiary as contemplated by and in accordance with the Merger Agreement.

         2. Miscellaneous.

         (a) Choice of Law. This Amendment shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (c) Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment shall in no way be affected, impaired or invalidated.

         (d) Existing Terms. The existing terms and conditions of the Agreement shall remain in full force and effect except as such terms and conditions are specifically amended or conflict with the terms of this Amendment.

         IN WITNESS WHEREOF, this Amendment has been duly executed by the respective authorized officers of the parties hereto, in each case as of the day and year first above written.


                           The Company:
                           MCN ENERGY GROUP INC.


                           By: /s/ Daniel L. Schiffer
                                 ----------------------------------
                              Name:   Daniel L. Schiffer
                              Title:  Senior Vice President,
                                      General Counsel and Secretary


                           Rights Agent:
                           FIRST CHICAGO TRUST COMPANY OF NEW YORK


                            By: /s/ Michael S. Duncan
                                 ----------------------------------
                              Name:   Michael S. Duncan
                              Title:  Director, Corporate Actions